Exhibit 99.1

FOR IMMEDIATE RELEASE

Heidrick & Struggles Announces Strong 2019 First Quarter Results

CHICAGO, April 29, 2019 — Heidrick & Struggles International, Inc. (Nasdaq: HSII), a premier provider of executive search, leadership assessment and development, organization and team effectiveness, and culture shaping services globally, today announced financial results for its first quarter ended March 31, 2019.

Highlights:

•	Net revenue increased 7.2% (10.0% on constant currency basis) to $171.6 million compared to $160.1 million in the 2018 first quarter

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Executive Search net revenue grew 8.6% (11.4% on constant currency basis) to $158.3 million, with Americas growing 15.1%, Asia Pacific increasing 6.7%, and Europe down 6.0%, but all three regions up on a constant currency basis

•	Produced 24.9% growth in operating income to $16.4 million and expanded operating margin to 9.6% compared to 8.2% in last year’s first quarter

•	Net income improved to $12.1 million and diluted EPS was $0.62, compared to 2018 first quarter net income of $10.2 million and diluted EPS of $0.53

•	First quarter cash dividend increased to $0.15 per share from $0.13 per share

“We are pleased to report our 15th quarter in a row of year-over-year growth in net revenue and continued improvement in profitability,” stated Heidrick & Struggles’ President and Chief Executive Officer, Krishnan Rajagopalan. “Market demand for the executive search and leadership advisory services continues to be positive, despite the usual quarter-to-quarter and geographic variability. We are pleased with the progress we are making to differentiate our human capital solutions through our own digital transformation by utilizing more data-driven, tech-enabled platforms to help our clients accelerate their performance. We are off to a good start in 2019 and see continued opportunity to gain market share and increase shareholder value.”

2019 First Quarter Results

Supported by strong results in Executive Search, consolidated net revenue (revenue before reimbursements) increased 7.2%, or $11.5 million, to $171.6 million from $160.1 million in the 2018 first quarter. Excluding the impact of exchange rate fluctuations which negatively impacted results by $4.4 million, or 2.5%, consolidated net revenue increased 10.0% or $15.9 million.

Executive Search net revenue increased 8.6% year over year, or $12.5 million, to $158.3 million from $145.8 million in the 2018 first quarter. Excluding the impact of exchange rate fluctuations which impacted results by $4.1 million, or 2.5%, Search net revenue increased 11.4% or $16.6 million. Net revenue increased 15.1% in the Americas and 6.7% in the Asia Pacific (11.8% on a constant currency basis), but declined 6.0% in Europe (increased 1.3% on a constant currency basis). Every industry practice contributed to the growth, except the Financial Services practice which declined 4.0%.

There were 370 Executive Search consultants at March 31, 2019 compared to 349 at March 31, 2018 and 353 at December 31, 2018. Productivity, as measured by annualized Executive Search net revenue per consultant, was $1.7 million compared to $1.6 million in the 2018 first quarter. The number of confirmed searches increased 1.4% compared to the 2018 first quarter, and the average revenue per executive search increased to $123,700 compared to $115,600 in the 2018 first quarter.

Heidrick Consulting net revenue decreased 6.7%, or $1.0 million, to $13.3 million from $14.2 million in the 2018 first quarter. Excluding the impact of exchange rate fluctuations which negatively impacted results by $0.3 million, or 2.3%, Consulting net revenue declined 4.5% or $0.6 million. The decline in revenue is primarily related to the completion of several large projects in Europe. There were 67 Heidrick Consulting consultants at March 31, 2019 compared to 68 at March 31, 2018 and 66 at December 31, 2018.

Consolidated salaries and employee benefits expense increased 8.4%, or $9.4 million, to $120.8 million from $111.4 million in the 2018 first quarter. Fixed compensation expense increased $4.5 million, largely reflecting higher costs for talent acquisition and retention of consultants. Variable compensation expense rose $4.9 million, primarily reflecting higher bonus accruals for Executive Search consultant performance. Salaries and employee benefits expense was 70.4% of net revenue for the quarter compared to 69.6% in the 2018 first quarter.

General and administrative expenses declined 3.3%, or $1.2 million, to $34.4 million from $35.5 million in the 2018 first quarter. Savings were achieved in several expense categories, but the largest year-over-year improvement was a reduction in professional services fees. As a percentage of net revenue, general and administrative expenses were 20.0% compared to 22.2% in the 2018 first quarter.

Operating income grew 24.9%, or $3.3 million, to $16.4 million from $13.1 million in the 2018 first quarter, and the operating margin improved to 9.6% from 8.2%. Adjusted EBITDA in the 2019 first quarter increased 11.8%, or $2.2 million, to $20.6 million from $18.4 million in the 2018 first quarter. The Adjusted EBITDA margin was 12.0% compared to 11.5% in the 2018 first quarter. The improvements in operating income and Adjusted EBITDA were primarily driven revenue growth from Executive Search.

Net income increased to $12.1 million and diluted earnings per share was $0.62 with an effective tax rate of 35.9% in the quarter. This compares favorably to net income of $10.2 million and diluted earnings per share of $0.53 with an effective tax rate of 21.3% in last year’s first quarter, which reflected the benefit of several one-time items. The full-year projected tax rate is in the mid- 30% range excluding any one-time items.

Primarily reflecting annual bonus payments, net cash used by operating activities was $155.3 million in the 2019 first quarter, compared to $137.5 million in the 2018 first quarter. Cash and cash equivalents at March 31, 2019 were $114.4 million, compared to $279.9 million at December 31, 2018, and $73.4 million ($61.4 million net of debt) at March 31, 2018. The company’s cash position typically builds throughout the year as bonuses are accrued, mostly to be paid out in the first quarter.

2019 Second Quarter Outlook

The company expects 2019 second quarter consolidated net revenue of between $172 million and $182 million. In the 2018 second quarter, the company experienced an unusually high number of upticks that resulted in net revenue of $183.1 million, $18 million higher than the midpoint of company’s guidance of $165 million. The outlook is based on the average currency rates in March 2019 and reflects, among other factors, management’s assumptions for the anticipated volume of new Executive Search confirmations, Heidrick Consulting assignments, the current backlog, consultant productivity, consultant retention, and the seasonality of its business.

Dividend

The Board of Directors has declared a 2019 second quarter cash dividend of $0.15 per share payable on May 24, 2019 to shareholders of record at the close of business on May 10, 2019.

Quarterly Conference Call

Executives of Heidrick & Struggles will host a conference call to review its 2019 first quarter financial results today, April 29 at 4:00 pm Central Time/ 5:00 pm Eastern Time. Participants may access the company’s call and supporting slides through its website at www.heidrick.com or by dialing (470) 495-9154, booking #7579910. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) serves the senior-level talent and leadership needs of the world’s top organizations as a trusted advisor across executive search, leadership assessment and development, organization and team effectiveness, and culture shaping services. Heidrick & Struggles pioneered the profession of executive search 65 years ago. Today, the firm provides integrated leadership solutions to help our clients change the world, one leadership team at a time.® www.heidrick.com

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Heidrick & Struggles presents certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, this earnings release contains the most directly comparable GAAP financial measure to the non-GAAP financial measure.

The non-GAAP financial measures used within this earnings release are Adjusted EBITDA and Adjusted EBITDA margin. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Management believes this information is also useful for investors. Reconciliations of these non-GAAP financial measures with the most directly comparable measures calculated and presented in accordance with GAAP are provided as schedules attached to this release.

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Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, equity- settled stock compensation expense, earnout accretion expense related to acquisitions, restructuring and impairment charges, and other non-operating income (expense).

•	Adjusted EBITDA margin refers to Adjusted EBITDA as a percentage of net revenue in the same period.

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things, leadership changes, our ability to attract, integrate, develop, manage and retain qualified consultants and senior leaders; our ability to prevent our consultants from taking our clients with them to another firm; our ability to maintain our professional reputation and brand name; the fact that our net revenue may be affected by adverse economic conditions; our clients’ ability to restrict us from recruiting their employees; the aggressive competition we face; our heavy reliance on information management systems; the fact that we face the risk of liability in the services we perform; the fact that data security, data privacy and data protection laws and other evolving regulations and cross-border data transfer restrictions may limit the use of our services and adversely affect our business; social, political, regulatory and legal risks in markets where we operate; the impact of foreign currency exchange rate fluctuations; the fact that we may not be able to align our cost structure with net revenue; unfavorable tax law changes and tax authority rulings; our ability to realize our tax losses; the timing of the establishment or reversal of valuation allowance on deferred tax assets; any impairment of our goodwill, other intangible assets and other long-lived assets; our ability to execute and integrate future acquisitions; the fact that we have anti-takeover provisions that make an acquisition of us difficult and expensive; our ability to access additional credit; and the increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted cyber-related attacks that could pose a risk to our systems, networks, solutions, services and data. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For more information on the factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K for the year ended December 31, 2018, under Risk Factors in Item 1A and our quarterly filings with the SEC. We caution the reader that the list of factors may not be exhaustive. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Press Release Contacts:

H&S Investors & Analysts Contact:

Julie Creed - Vice President, Real Estate & Investor Relations

+1 312 496 1774, jcreed@heidrick.com

H&S Media Contact:

Nina Chang - Vice President, Corporate Communications

+1 212 551 1634, nchang@heidrick.com

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2019	2018	$ Change	% Change
Revenue
Revenue before reimbursements (net revenue)	$171,594	$160,071	$11,523	7.2%
Reimbursements	4,680	4,587	93	2.0%

Total revenue	176,274	164,658	11,616	7.1%
Operating expenses
Salaries and employee benefits	120,818	111,409	9,409	8.4%
General and administrative expenses	34,385	35,541	(1,156)	(3.3%)
Reimbursed expenses	4,680	4,587	93	2.0%

Total operating expenses	159,883	151,537	8,346	5.5%

Operating income	16,391	13,121	3,270	24.9%
Non-operating income (expense)
Interest, net	808	239
Other, net	1,643	(448)

Net non-operating income (expense)	2,451	(209)

Income before income taxes	18,842	12,912
Provision for income taxes	6,755	2,744

Net income	12,087	10,168
Other comprehensive income, net of tax	320	1,590

Comprehensive income	$12,407	$11,758

Basic weighted average common shares outstanding	19,003	18,826
Dilutive common shares	501	495

Diluted weighted average common shares outstanding	19,504	19,321

Basic net income per common share	$0.64	$0.54
Diluted net income per common share	$0.62	$0.53
Salaries and employee benefits as a % of net revenue	70.4%	69.6%
General and administrative expense as a % of net revenue	20.0%	22.2%
Operating income as a % of net revenue	9.6%	8.2%

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2019	2018	$ Change	% Change	2019 Margin *	2018 Margin *
Revenue
Executive Search
Americas	$99,305	$86,303	$13,002	15.1%
Europe	33,553	35,681	(2,128)	(6.0%)
Asia Pacific	25,447	23,848	1,599	6.7%

Total Executive Search	158,305	145,832	12,473	8.6%
Heidrick Consulting	13,289	14,239	(950)	(6.7%)

Revenue before reimbursements (net revenue)	171,594	160,071	11,523	7.2%
Reimbursements	4,680	4,587	93	2.0%

Total revenue	$176,274	$164,658	$11,616	7.1%

Operating income (loss)
Executive Search
Americas	$22,449	$20,635	$1,814	8.8%	22.6%	23.9%
Europe	2,165	3,254	(1,089)	(33.5%)	6.5%	9.1%
Asia Pacific	4,906	4,303	603	14.0%	19.3%	18.0%

Total Executive Search	29,520	28,192	1,328	4.7%	18.6%	19.3%
Heidrick Consulting	(4,827)	(5,230)	403	7.7%	(36.3%)	(36.7%)

Total segments	24,693	22,962	1,731	7.5%	14.4%	14.3%
Global Operations Support	(8,302)	(9,841)	1,539	15.6%	(4.8%)	(6.1%)

Total operating income	$16,391	$13,121	$3,270	24.9%	9.6%	8.2%

*	Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2019	December 31, 2018
	(Unaudited)
Current assets
Cash and cash equivalents	$114,414	$279,906
Accounts receivable, net	135,156	114,977
Prepaid expenses	26,179	22,766
Other current assets	29,228	29,598
Income taxes recoverable	4,952	3,620

Total current assets	309,929	450,867

Non-current assets
Property and equipment, net	32,292	33,871
Operating lease right-of-use assets	109,780	—
Assets designated for retirement and pension plans	14,707	15,035
Investments	22,781	19,442
Other non-current assets	23,784	22,276
Goodwill	122,548	122,092
Other intangible assets, net	1,975	2,216
Deferred income taxes	34,186	34,830

Total non-current assets	362,053	249,762

Total assets	$671,982	$700,629

Current liabilities
Accounts payable	$9,229	$9,166
Accrued salaries and employee benefits	95,330	227,653
Deferred revenue, net	39,157	40,673
Operating lease liabilities—current	32,213	—
Other current liabilities	28,578	33,219
Income taxes payable	12,112	8,240

Total current liabilities	216,619	318,951

Non-current liabilities
Accrued salaries and employee benefits	44,821	57,234
Retirement and pension plans	42,744	39,865
Operating lease liabilities—non-current	90,208	—
Other non-current liabilities	4,171	17,423

Total non-current liabilities	181,944	114,522

Stockholders’ equity	273,419	267,156

Total liabilities and stockholders’ equity	$671,982	$700,629

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows—operating activities
Net income	$12,087	$10,168
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,734	3,184
Deferred income taxes	336	(98)
Stock-based compensation expense	1,343	1,776
Accretion expense related to earnout payments	160	364
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(20,167)	(32,024)
Accounts payable	99	(871)
Accrued expenses	(146,222)	(105,644)
Restructuring accrual	(681)	(5,642)
Deferred revenue	(1,586)	(1,772)
Income taxes payable, net	2,496	503
Retirement and pension assets and liabilities	1,550	1,632
Prepaid expenses	(6,499)	(6,806)
Other assets and liabilities, net	(923)	(2,276)

Net cash used in operating activities	(155,273)	(137,506)

Cash flows—investing activities
Acquisition of business	—	(3,210)
Capital expenditures	(898)	(1,182)
Purchases of available for sale investments	(1,678)	(1,748)
Proceeds from sale of available for sale investments	113	145

Net cash used in investing activities	(2,463)	(5,995)

Cash flows—financing activities
Proceeds from line of credit	—	20,000
Payments on line of credit	—	(8,000)
Cash dividends paid	(2,935)	(2,471)
Payment of employee tax withholdings on equity transactions	(4,552)	(2,233)
Acquisition earnout payments	(407)	—

Net cash (used in) provided by financing activities	(7,894)	7,296

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	130	2,038

Net decrease in cash, cash equivalents, and restricted cash	(165,500)	(134,167)
Cash, cash equivalents, and restricted cash at beginning of period	280,262	208,162

Cash, cash equivalents, and restricted cash at end of period	$114,762	$73,995

Heidrick & Struggles International, Inc.

Reconciliation of Net Income and Operating Income to

Adjusted EBITDA (Non-GAAP)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue before reimbursements (net revenue)	$171,594	$160,071
Net income	12,087	10,168
Interest, net	(808)	(239)
Other, net	(1,643)	448
Provision for income taxes	6,755	2,744

Operating income	16,391	13,121
Adjustments
Salaries and employee benefits
Stock-based compensation expense	1,343	1,776
General and administrative expenses
Depreciation	2,494	2,796
Intangible amortization	240	388
Earnout accretion	160	364

Total adjustments	4,237	5,324

Adjusted EBITDA	$20,628	$18,445

Adjusted EBITDA Margin	12.0%	11.5%